UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 16, 2011

PDF SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

000-31311
(Commission File Number)

Delaware	25-1701361
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

333 West San Carlos Street, Suite 700
San Jose, CA 95110
(Address of principal executive offices, with zip code)

(408) 280-7900
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.07.   Submission of Matters to a Vote of Security Holders.

On November 16, 2011 at the 2011 Annual Meeting of Stockholders of PDF Solutions, Inc. (the “Company”), the stockholders of the Company elected each of the director nominees and approved each of the  proposals noted below. The final results for the votes regarding each proposal are set forth below. The proposals are described in detail in the Company’s Proxy Statement, dated October 7, 2011.

Proposal No. 1 Election of Class I Directors:

NOMINEE FOR CLASS I DIRECTOR	FOR	WITHHELD	BROKER NON-VOTES
Thomas Caulfield	15,409,535	2,962,593	7,667,902
R. Stephen Heinrichs	15,394,630	2,977,498	7,667,902
Albert Y.C. Yu	16,739,155	1,632,973	7,667,902

Proposal No. 2 Ratification of the appointment of PricewaterhouseCoopers LLP as the Independent Registered Public Accounting Firm for the Company:

FOR	AGAINST	ABSTAIN
25,641,283	218,186	180,561

Proposal No. 3 Approval of the 2011 Stock Incentive Plan:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
17,629,857	731,823	10,448	7,667,902

Proposal No. 4 Approval, by non-binding vote, of the 2010 compensation awarded to Named Executive Officers:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
18,012,003	175,508	184,617	7,667,902

Proposal No. 5 Approval, by non-binding vote, of the frequency of future advisory vote on Named Executive Officer Compensation:

1 YEAR	2 YEARS	3 YEARS	ABSTAIN	BROKER NON-VOTES
14,722,006	200,566	3,413,882	35,674	7,667,902

The stockholders of the Company approved 1 Year frequency of future advisory vote on Named Executive Officer Compensation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PDF SOLUTIONS, INC.
(Registrant)

	By:	/s/ Gregory Walker
Gregory Walker
Chief Financial Officer and Vice President, Finance

Dated: November 16, 2011